UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 11, 2025

TEMPEST THERAPEUTICS, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-35890	45-1472564
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 Sierra Point Parkway, Suite 400 Brisbane, California	94005
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 798-8589

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	TPST	The Nasdaq Stock Market LLC
Series A Junior Participating Preferred Purchase Rights	N/A	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 11, 2025, Tempest Therapeutics, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with a single institutional investor, pursuant to which the Company agreed to issue and sell an aggregate of 405,000 shares (the “Shares”) of the Company’s common stock, $0.001 par value per share (the “Common Stock”), and prefunded warrants to purchase 334,000 shares of its Common Stock (the “Prefunded Warrants”) in a registered direct offering (the “Offering”), pursuant to an effective shelf registration statement on Form S-3 (File No. 333-280918) and a related prospectus and prospectus supplement (the “Prospectus Supplement”), in each case filed with the Securities and Exchange Commission (the “SEC”). The offering price is $6.25 per share of Common Stock and $6.249 per Prefunded Warrant, which is the price of each share of Common Stock sold in the Offering, minus the $0.001 exercise price per Prefunded Warrant. The Company estimates that the net proceeds from the Offering will be approximately $4.1 million, after deducting placement agent fees and estimated offering expenses payable by the Company.

Each Prefunded Warrant will have an initial exercise price per share of $0.001, subject to certain adjustments. The Prefunded Warrants may be exercised at any time until exercised in full, except that a holder (together with its affiliates) will not be entitled to exercise any portion of any Prefunded Warrant, which, upon giving effect to such exercise would cause the aggregate number of shares of the Company’s Common Stock beneficially owned by the holder (together with its affiliates) to exceed 4.99% (or, upon election of the holder, 9.99%) of the number of shares of the Company’s Common Stock outstanding immediately prior to or after giving effect to the exercise, subject to such holder’s rights under the Prefunded Warrants to increase or decrease such percentage to another percentage not in excess of 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the pre-funded warrants upon at least 61 days’ prior notice from such holder to the Company.

The Purchase Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company, including for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Purchase Agreement were made only for the purposes of such agreement and as of the specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties.

The Company entered into an engagement letter with H.C. Wainwright & Co., LLC (the “Placement Agent”), pursuant to which the Placement Agent agreed to serve as the exclusive placement agent for the Company, on a reasonable best efforts basis, in connection with the Offering. The Company has agreed to pay the Placement Agent an aggregate cash fee equal to 6.0% of the gross proceeds received in the Offering and for certain expenses incurred by the Placement Agent in connection with the Offering.

The Company currently plans to use the net proceeds from the Offering primarily for supporting the previously announced strategic alternative process and for working capital and general corporate purposes.

The foregoing description of the terms and conditions of the Purchase Agreement and the Prefunded Warrants do not purport to be complete and are each qualified in their entirety by the full text of the Purchase Agreement and form of Prefunded Warrants, copies of which are attached hereto as Exhibits 10.1 and 4.1, respectively, and incorporated by reference herein

Item 7.01	Regulation FD Disclosure.

Based on the planned use of proceeds from the Offering, the Company believes that the net proceeds from the Offering and its current cash and cash equivalents will be sufficient to enable the Company to fund its operating expenses and capital expenditure requirements into the second quarter of 2026. The Company has based this estimate on assumptions that may prove to be incorrect, and the Company could use its available capital resources sooner than it currently expects.

The information set forth in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is not incorporated by reference into any of the Company’s filings under the Securities Act or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in any such filing.

Item 8.01	Other Information.

In connection with the filing of the Prospectus Supplement, the Company is filing a legal opinion of its counsel, Cooley LLP, regarding the validity of the securities being issued in the Offering, a copy of which is attached as Exhibit 5.1 to this Current Report.

Forward-Looking Statements

This Current Report contains forward-looking statements, including, without limitation, statements relating to the Company’s expectations regarding the completion of the Offering, the use of proceeds therefrom and the Company’s expected cash runway. These forward-looking statements are based upon the Company’s current expectations. Actual results could differ materially from these forward-looking statements as a result of certain factors, including, without limitation, risks and uncertainties related to the satisfaction of customary closing conditions related to the offering, the uncertain research and product development process, and other risks detailed in the Company’s filings with the SEC, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2025 and in the Prospectus Supplement, filed with the SEC on May 13, 2025. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this Current Report. The Company undertakes no duty to update such information except as required under applicable law.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Form of Prefunded Warrant

5.1	Opinion of Cooley LLP

10.1	Form of Securities Purchase Agreement between Tempest Therapeutics, Inc. and the purchaser party thereto

23.1	Consent of Cooley LLP (Included in Exhibit 5.1)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tempest Therapeutics, Inc.

Date: June 12, 2025	By:	/s/ Stephen Brady
Stephen Brady
President and Chief Executive Officer